EXHIBIT 99.1

MacroGenics' DART Candidate IND for Colorectal Cancer, MGD007, Cleared to Start Enrolling Patients

Triggers $5M Milestone Payment From Servier

ROCKVILLE, Md., July 24, 2014 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (Nasdaq:MGNX), a clinical stage biopharmaceutical company focused on discovering and identifying innovative monoclonal antibody-based therapeutics for the treatment of cancer and autoimmune diseases, today announced that its investigational new drug (IND) for MGD007 has been cleared by the U.S. Food and Drug Administration (FDA) to proceed with the Phase 1 human clinical trial for this drug candidate. MGD007 is a Dual-Affinity Re-Targeting (DART®) protein being developed for the treatment of colorectal cancer. MacroGenics will receive a $5 million milestone payment from Servier, France's largest privately-held pharmaceutical company, triggered by the IND clearance.

"MGD007 has demonstrated potent activity in preclinical studies supporting the treatment of colorectal cancer, the second leading cause of cancer-related deaths in the U.S., and an indication for which patients remain underserved despite recent advances in therapies," said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. "We look forward to initiating the Phase 1 study of MGD007, our second DART candidate to enter the clinic, in the second half of 2014."

Under a September 2012 agreement, MacroGenics granted Servier an option to secure an exclusive license to MGD007 in all territories outside North America, Japan, Korea and India. Servier may exercise its option for MGD007 upon MacroGenics' completion of the Phase 1 trial.

About MGD007

MGD007 is a humanized DART molecule that recognizes both gpA33 and CD3. The molecule has been designed to bind to the CD3 protein found on T cells and redirect them to kill gpA33-expressing cells. The gpA33 antigen is found on over 95% of primary and metastatic human colorectal cancers, including cancer stem cells, which are thought to be responsible for tumor recurrence and metastasis. In preclinical studies, MGD007 mediated potent lysis of gpA33-positive colorectal cancer cell lines both in vivo and in vitro, and tumor growth inhibition was observed at very low doses.  MacroGenics expects to initiate a Phase 1 study of MGD007 in colorectal cancer in the second half of 2014.

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer and autoimmune diseases. The Company generates its pipeline of product candidates from its proprietary suite of next-generation antibody technology platforms, which it believes improve the performance of monoclonal antibodies and antibody-derived molecules. The combination of MacroGenics' technology platforms and antibody engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. www.macrogenics.com. MacroGenics and DART are registered trademarks of MacroGenics, Inc.

MacroGenics' Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about the company's strategy, future operations, clinical development of the company's therapeutic candidates, milestone or opt-in payments from the company's collaborators, the company's anticipated milestones and future expectations and plans and prospects for the company and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the company's product candidates and other risk factors described in the company's filings with the Securities and Exchange Commission, including those discussed in the "Risk Factors" section of the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent Quarterly Reports on Form 10-Q. In addition, the forward-looking statements included in this press release represent the company's views as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause the company's views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company's views as of any date subsequent to the date hereof.

CONTACT: Jim Karrels, Vice President, CFO
         MacroGenics, Inc.
         1-301-251-5172, info@macrogenics.com

         Karen Sharma, Vice President
         MacDougall Biomedical Communications
         1-781-235-3060, ksharma@macbiocom.com